EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints GARY E. KRAMER, ANTHONY J. HARRIS, and JAMES R. POTTS, and any of them, true and lawful attorneys‑in‑fact and agents, to sign a registration statement on Form S-3 to be filed by Barrett Business Services, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering securities to be offered and sold by the Company from time to time, together with any and all amendments, including any and all amendments to the registration statement, all post-effective amendments and any subsequent registration statement for the same offering that may be filed under Rule 462 under the Securities Act, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC. Each person whose signature appears below also grants to these attorneys‑in‑fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys‑in-fact and agents or their substitutes may lawfully do or cause to be done.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Gary E. Kramer	President and Chief Executive	February 28, 2025
Gary E. Kramer	Officer and Director
(Principal Executive Officer)

/s/ Anthony J. Harris	Executive Vice President, Chief	February 28, 2025
Anthony J. Harris	Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ Anthony Meeker	Chairman of the Board and Director	February 28, 2025
Anthony Meeker

/s/ Thomas J. Carley	Director	February 28, 2025
Thomas J. Carley

/s/ Joseph S. Clabby	Vice Chairman of the Board and Director	February 28, 2025
Joseph S. Clabby

/s/ Thomas B. Cusick	Director	February 28, 2025
Thomas B. Cusick

/s/ Carla A. Moradi	Director	February 28, 2025
Carla A. Moradi

/s/ Alexandra Morehouse	Director	February 28, 2025
Alexandra Morehouse

/s/ Vincent P. Price	Director	February 28, 2025
Vincent P. Price